                         REGISTRATION RIGHTS AGREEMENT


      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of June 23, 1998, between Synagro Technologies, Inc., a Delaware corporation ("Synagro"), and James A. Jalovec ("Jalovec"), Donald R. Hoekstra ("Hoekstra") and Karl R. Sattler ("Sattler," and, collectively with Jalovec and Hoekstra, the "Stockholders").

      WHEREAS, pursuant to (i) that certain Plan and Agreement of Merger, dated June 23, 1998, among Synagro, Synagro Sub Corp, Wisconsin, Inc., a Wisconsin corporation ("Wisconsin Sub Corp."), A&J Cartage, Inc., a Wisconsin corporation ("A&J"), and Jalovec; (ii) that certain Plan and Agreement of Merger, dated June 23, 1998, among Synagro, Synagro Sub Corp. Michigan, Inc., a Michigan corporation ("Michigan Sub Corp."), Michigan Organic Resources, Inc., a Michigan corporation ("MORI"), and Stockholders; and (iii) that certain Plan and Agreement of Merger, dated June 23, 1998, among Synagro, Synagro Sub Florida, Inc., a Florida corporation ("Florida Sub Corp."), A&J Cartage, Inc. Southeast, a Florida corporation ("A&J Southeast"), Jalovec and Sattler (collectively, the "Merger Agreements"), the Stockholders have received on the date hereof an aggregate of 1,612,533 shares of common stock, par value $.002 per share, of Synagro ("Common Stock"), the resale of which by the Stockholders have not been registered pursuant to the Securities Act (as hereinafter defined; said shares being "Unregistered Common Stock"); and

      WHEREAS, in order to induce the Stockholders to enter into the Merger Agreements, Synagro has agreed to provide registration rights on the terms set forth in this Agreement for the benefit of the Stockholders;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

      1. Definitions. The following capitalized terms shall have the meanings assigned to them in this Section 1 or in the parts of this Agreement referred to below:

           Code: the Internal Revenue Code of 1986, as amended, and any successor thereto.

           Commission:   the Securities and Exchange Commission, and
      any successor thereto.

           Exchange Act:   the Securities Exchange Act of 1934, as amended, and
      any successor thereto, and the rules and regulations thereunder.

           Exempt Offering:  as defined in Section 2.

           Registrable Common: shares of Unregistered Common Stock that were issued and received by the Stockholders on the date hereof, pursuant to the Merger Agreements and any additional shares of Common Stock issued or distributed in respect of any other shares of Registrable Common by way of a stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. For purposes of this Agreement, shares of Registrable Common will cease to be Registrable Common when and to the extent that (i) a registration statement covering such shares has been declared effective under the Securities Act and such shares have been disposed of pursuant to such effective registration statement, (ii) such shares are sold pursuant to Rule 144 or become saleable under Rule 144(k), or (iii) such shares have been otherwise transferred to any person or entity other than the Stockholders, other than pursuant to Section 10.

                 Registration Notice:  as defined in Section 2.

                 Rule 144: Securities Act Rule 144 (or any similar or successor provision under the Securities Act).

                 Securities Act: the Securities Act of 1933, as amended, and any successor thereto, and the rules and regulations thereunder.

         2. Piggyback Registration Rights. Each time that Synagro proposes to register any Common Stock for its own account under the Securities Act for a public offering for cash, other than a registration relating to the offering or issuance of shares in connection with (i) employee compensation or benefit plans or (ii) one or more acquisition transactions under a Registration Statement on Form S-4 or Form S-1 under the Securities Act (or a successor to Form S-4 or Form S-1) (any such offering or issuance being an "Exempt Offering"), Synagro will give the Stockholders written notice of its intent to do so (a "Registration Notice") at least 20 days prior to the filing of the related registration statement with the Commission. Such notice shall specify the approximate date on which Synagro proposes to file such registration statement and shall contain a statement that the Stockholders are entitled to participate in such offering and shall set forth the number of shares of Registrable Common that represents the best estimate of the lead managing underwriter (or if not known or applicable, Synagro) that will be available for sale by the Stockholders in the proposed offering. If Synagro shall have delivered a Registration Notice, the Stockholders shall be entitled to participate on the same terms and conditions as Synagro in the public offering to which the Registration Notice relates (except that the underwriter shall have no over-subscription rights on the Registrable Common) and to offer and sell shares of Registrable Common therein only to the extent provided in this
Section 2. The Stockholders shall notify Synagro no later than ten days following receipt of the Registration Notice of the aggregate number of shares of Registrable Common that the Stockholders then desires to sell in the offering. The Stockholders may include shares of Registrable Common in the registration statement relating to the offering, to the extent that the inclusion of such shares shall not reduce the number of shares of Common Stock to be offered and sold by Synagro to be included therein. If the lead managing underwriter selected by Synagro for a public offering (or, if the offering is not underwritten, a financial advisor to Synagro) determines that marketing factors require a limitation on the number of shares of Registrable Common to be offered and sold in such offering, there shall be included in the offering only that number of shares of Registrable Common, if any, requested to be included in the offering that such lead managing underwriter or financial advisor, as the case may be, reasonably and in good faith believes will not jeopardize the success of the offering; and provided, further, that to the extent the lead managing underwriter or the financial advisor limits the number of Shares of Registerable Common to be offered and sold in an offering, the Registrable Common to be included

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in such offering shall be included on a pro rata basis with other holders having comparable rights under agreements similar to this Agreement.

         3. Registration Procedures. In connection with registrations under Section 2, and subject to the terms and conditions contained therein, Synagro shall (a) use its best efforts to prepare and file with the Commission as soon as reasonably practicable after giving a Registration Notice (but not less than 20 days after giving such notice), a registration statement with respect to the Registrable Common and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 120 days (or such shorter period during which the Stockholder shall have sold all Registrable Common, as limited by Section 2 hereof, which it requested to be registered); (b) prepare and file with the Commission such amendments (including post-effective amendments) to such registration statement and supplements to the related prospectus to reflect appropriately the plan of distribution of the securities registered thereunder until the completion of the distribution contemplated by such registration statement or for so long thereafter as a dealer is required by law to deliver a prospectus in connection with the offer and sale of the shares of Registrable Common covered by such registration statement and/or as shall be necessary so that neither such registration statement nor the related prospectus shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and so that such registration statement and the related prospectus will otherwise comply with applicable legal requirements; (c) provide to the Stockholders and their counsel, which counsel shall be reasonably satisfactory to Synagro, an opportunity to review and provide comments with respect to such registration statement (and any post- effective amendment thereto) prior to such registration statement (or post-effective amendment) becoming effective; (d) use its best efforts to register and qualify the Registrable Common covered by such registration statement under applicable securities or "Blue Sky" laws of such jurisdictions as the Stockholders shall reasonably request for the distribution of the Registrable Common; (e) take such other actions as are reasonable and necessary to comply with the requirements of the Securities Act;
(f) furnish such number of prospectuses (including preliminary prospectuses) and documents incident thereto as the Stockholders from time to time may reasonably request; (g) provide to the Stockholder and any managing underwriter participating in any distribution thereof, and to any attorney, accountant or other agent retained by the Stockholders or managing underwriter, reasonable access to appropriate officers and directors of Synagro to ask questions and to obtain information reasonably requested by the Stockholders, managing underwriter, attorney, accountant or other agent in connection with such registration statement or any amendment thereto; provided, however, that (i) in connection with any such access or request, any such requesting persons shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by Synagro of its business and (ii) any records, information or documents shall be kept confidential by such requesting persons, unless (A) such records, information or documents are in the public domain or otherwise publicly available or (B) disclosure of such records, information or documents is required by court or administrative order or by applicable law (including, without limitation, the Securities Act); (h) notify the Stockholders and the managing underwriters participating in the distribution pursuant to such registration statement promptly (i) when Synagro is informed that such registration statement or any post-effective amendment to such registration statement becomes effective, (ii) of any request by the Commission for an amendment or any supplement to such registration statement or any related prospectus, (iii) of the issuance by the Commission of any stop order suspending the

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
effectiveness of such registration statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose, (iv) of the suspension of the qualification of any shares of Registrable Common included in such registration statement for sale in any jurisdiction or the initiation or threat of a proceeding for that purpose, (v) of any determination by Synagro that any event has occurred which makes untrue any statement of a material fact made in such registration statement or any related prospectus or which requires the making of a change in such registration statement or any related prospectus in order that the same will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (vi) of the completion of the distribution contemplated by such registration statement if it relates to an offering by Synagro; (i) in the event of the issuance of any stop order suspending the effectiveness of such registration statement or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of Registrable Common included in such registration statement for sale in any jurisdiction, use reasonable efforts to obtain its withdrawal; (j) otherwise use reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than fifteen months after the effective date of such registration statement, an earnings statement covering the period of at least twelve months beginning with the first full fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11 (a) of the Securities Act;
(k) use reasonable diligence to cause all shares of Registrable Common included in such registration statement to be listed on any securities exchange (including, for this purpose, the Nasdaq Small-Cap Market) on which the Common Stock is then listed at the initiation of Synagro; (l) use reasonable diligence to obtain an opinion from legal counsel (which may include any General Counsel of Synagro) in customary form and covering such matters of the type customarily covered by opinions as the underwriters, if any, may reasonably request; (m) provide a transfer agent and registrar for all such Registrable Common not later than the effective date of such registration statement; (n) enter into such customary agreements (including an underwriting agreement in customary form) as the underwriters, if any, may reasonably request in order to expedite or facilitate the disposition of such shares of Registrable Common; and (o) use reasonable diligence to obtain a "comfort letter" from Synagro's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the underwriters, if any, may reasonably request. As used in this Section 3 and elsewhere herein, the term "underwriters" does not include the Stockholders.

         4. Underwriting Agreement. In connection with each registration pursuant to Section 2 covering an underwritten registered public offering, Synagro and the Stockholders agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of Synagro's size and investment stature, including provisions for indemnification by Synagro and the Stockholders as more fully described in Section 11.

         5. Availability of Rule 144. Notwithstanding anything contained herein to the contrary, (including Section 2), Synagro shall not be obligated to register shares of Registrable Common held by the Stockholders when the resale provisions of Rule 144(k) are available to the Stockholders or the Stockholders is otherwise entitled to sell the shares of Registrable Common held by them in a brokerage transaction without registration under the Securities Act and without limitation as to volume or manner of sale or both. In addition, the Stockholders agree to give at least ten days prior written notice to the Company before selling any shares of Registrable Common pursuant to Rule 144.

         6. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the shares of Registrable Common held by the Stockholders to the public without registration, Synagro agrees to:

                 (a) make and keep public information available (as those terms are understood and defined in Rule 144) at all times from and after 90 days following the effective date of the registration statement;

                 (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of Synagro under the Securities Act and the Exchange Act at any time that it is subject to such reporting requirements;

                 (c) so long as the Stockholders own any shares of Registrable Common, furnish to the Stockholders forthwith upon request a written statement by Synagro as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time that it is subject to such reporting requirements), a copy of the most recent annual or quarterly report of Synagro, and such other reports and documents filed in accordance with such reporting requirements as the Stockholders may reasonably request in availing themselves of any rule or regulation of the Commission allowing the Stockholders to sell any such securities without registration; and

                 (d) if required by the transfer agent and registrar for the Common Stock, use reasonable diligence to obtain an opinion from legal counsel (which may include any General Counsel of Synagro) addressed to such transfer agent and registrar, with respect to any sale of shares of Registerable Common pursuant to Rule 144 (or, at the option of Synagro, pay the reasonable fees and expenses of legal counsel retained by the Stockholder to provide such an opinion).

         7. Market Standoff. In consideration of the granting to the Stockholders of the registration rights pursuant to this Agreement, the Stockholders agree that, for so long as the Stockholders hold shares of Registrable Common, except as permitted by Section 2, the Stockholders will not sell, transfer or otherwise dispose of, including, without limitation, through put or short sale arrangements, shares of Common Stock in the ten days prior to the effectiveness of any registration (other than relating to an Exempt Offering) of Common Stock for sale to the public and for up to 90 days following the effectiveness of such registration (other than relating to an Exempt Offering).

         8. Registration Expenses. All expenses incurred in connection with any registration, qualification and compliance under this Agreement, including, without limitation, all registration, filing, qualification, legal, printing and accounting fees, shall be borne by Synagro, except that all

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
fees of counsel, accountants and consultants, acting on behalf of the Stockholders ("Stockholder Consultant Fees") shall be borne by the Stockholders. All underwriting commissions and discounts applicable to shares of Registrable Common included in the registrations under this Agreement shall be borne by the Stockholders. Subject to the foregoing, all expenses incident to Synagro's performance of or compliance with this Agreement, including, without limitation, all filing fees, fees and expenses of compliance with securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Common), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of Synagro's officers and employees performing legal or accounting duties), the fees and expenses applicable to shares of Registrable Common included in connection with the listing of the securities to be registered on each securities exchange (including, for this purpose, the Nasdaq Small-Cap Market) on which similar securities issued by Synagro are then listed at the initiation of Synagro, registrar and transfer agents' fees and fees and disbursements of counsel for Synagro and its independent certified public accountants, securities act liability insurance of Synagro and its officers and directors (if Synagro elects to obtain such insurance), the fees and expenses of any special experts retained by Synagro in connection with such registration and fees and expenses of other persons retained by Synagro and incurred in connection with each registration hereunder (but not including, without limitation, any underwriting fees, discounts or commissions attributable to the sale of Registrable Common, Stockholder Consultant Fees and transfer taxes, if any), will be borne by Synagro.

         9. Participation in Underwritten Registrations. The Stockholders may not participate in any underwritten registration hereunder unless they (a) agree to sell the Registrable Common held by them on the basis provided in any underwriting arrangements approved by Synagro's authorized officers and (b) complete and execute all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         10. Transfer of Registration Rights; Additional Grants of Registration Rights. The registration rights provided to the Stockholders under Section 2 hereof shall be available, at the option of the Stockholders, to subsequent holders of the Registrable Common Stock. Each such subsequent holder entitled to registration rights under this Agreement shall be bound by the terms and subject to the obligations of this Agreement as if it were an original signatory hereto. Nothing herein shall limit the ability of Synagro to grant to any person or entity any registration or similar rights in the future with respect to Common Stock or other securities of Synagro. In the event Synagro commences a public offering in which Stockholder and other holders of Common Stock have a right to participate and the lead managing underwriter or financial advisor, as applicable, limits the number of shares of Common Stock to be offered and sold in such offering, the number of shares of Registrable Common and Common Stock to be offered and sold by Stockholders and the other participating stockholders, respectively, shall be allocated among the Stockholders and participating stockholders on a pro rata basis based on their holdings of Registrable Common and Common Stock, respectively, in accordance with the last sentence of Section 2.

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
         11.     Indemnification and Contribution.

                 (a) Indemnification by the Company. To the extent permitted by law, Synagro agrees to indemnify and hold harmless the Stockholders, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Common or in any amendment or supplement thereto or in any related preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to Synagro by the Stockholders or on the Stockholders' behalf expressly for use therein. In connection with an underwritten offering of shares of Registrable Common, Synagro will indemnify any underwriters of the Registrable Common, their partners, officers and directors and each person who controls such underwriters (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) on substantially the same basis as that of the indemnification of the Stockholder provided in this Section 11(a). Notwithstanding the foregoing, Synagro's indemnification obligations with respect to any preliminary prospectus shall not inure to the benefit of the Stockholder or underwriter with respect to any loss, claim, damage, liability (or actions in respect thereof) or expense arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in such preliminary prospectus, in any case where (i) a copy of the prospectus used to confirm sales of shares of Registrable Common was sent or given to the person asserting such loss, claim, damage or liability at or prior to the written confirmation of the sale to such person and (ii) such untrue statement or alleged untrue statement or omission or alleged omission was corrected in such prospectus.

                 (b) Conduct of Indemnification Proceedings. Promptly after receipt by the Stockholders of notice of any claim or the commencement of any action or proceeding brought or asserted against the Stockholders in respect of which indemnity may be sought from Synagro, the Stockholders shall notify Synagro in writing of the claim or the commencement of that action or proceeding; provided, however, that the failure to so notify Synagro shall not relieve Synagro from any liability that it may have to the Stockholders otherwise than pursuant to the indemnification provisions of this Agreement. If any such claim or action or proceeding shall be brought against the Stockholders and the Stockholders shall have duly notified Synagro thereof, Synagro shall have the right to assume the defense thereof, including the employment of counsel. The Stockholders shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Stockholders unless (i) Synagro has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding include both the Stockholders and Synagro, and the Stockholders shall have been advised by counsel that there may be one or more legal defenses available to the Stockholders which are different from or additional to those available to Synagro, in which case, if the Stockholders notify Synagro in writing that they elect to employ separate counsel at the expense of Synagro, Synagro shall not have the right to assume the defense of such action or proceeding on behalf of the Stockholders; it being understood, however, that Synagro shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for the Stockholders. Synagro shall not be liable for any settlement of any such action or proceeding effected without Synagro's written consent.

                 (c) Indemnification by Stockholders. In connection with any registration in which the Stockholders are participating, the Stockholders will furnish to Synagro in writing such information and affidavits as Synagro reasonably requests for use in connection with any related registration statement or prospectus. To the extent permitted by law, the Stockholders agrees to indemnify and hold harmless Synagro, its directors and officers who sign the registration statement relating to shares of Registrable Common offered by the Stockholders and each person, if any, who controls Synagro within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Synagro to the Stockholders, but only with respect to information concerning the Stockholders furnished in writing by the Stockholders or on the Stockholders' behalf expressly for use in any registration statement or prospectus relating to shares of Registrable Common offered by the Stockholders, or any amendment or supplement thereto, or any related preliminary prospectus. In case any action or proceeding shall be brought against Synagro or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against the Stockholders, the Stockholders shall have the rights and duties given to Synagro, and Synagro or its directors or officers or such controlling persons shall have the rights and duties given to the Stockholders, by the preceding paragraph. The Stockholders also agree to indemnify and hold harmless any underwriters of the Registrable Common, their partners, officers and directors and each person who controls such underwriters (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) on substantially the same basis as that of the indemnification of Synagro provided in this Section 11(c). Notwithstanding anything to the contrary herein, in no event shall the amount paid or payable by the Stockholders under this Section 11(c) exceed the amount of proceeds received by the Stockholders from the offering of the Registrable Common.

                 (d) Contribution. If the indemnification provided for in this Section 11 is unavailable to any indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnified party or indemnified parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. Synagro and the Stockholder agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 11(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 11, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 11(a) and (c) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 11(d).

         12.     Miscellaneous

                 (a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument signed by the parties hereto.

                 (b) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopy, or registered or certified mail (return receipt requested), postage prepaid, or courier to the parties at the following addresses (or at such other address for any party as shall be specified by like notice), provided that notices of a change of address shall be effective only upon receipt thereof. Notices sent by mail shall be effective upon receipt thereof by the addressee, notices sent by telecopier shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery by the courier. Notices shall be sent to the following addresses:

                          (i) if to the Stockholders, at the following addresses:

                                           James A. Jalovec
                                           c/o A&J Cartage, Inc.
                                           2841 South 5th Court
                                           Milwaukee, Wisconsin 53207
                                           Telephone: (414) 744-9447
                                           Telecopier: (414) 744-9510

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
                                           Donald R. Hoekstra
                                           c/o A&J Cartage, Inc.
                                           2841 South 5th Court
                                           Milwaukee, Wisconsin 53207
                                           Telephone: (414) 744-9447
                                           Telecopier: (414) 744-9510

                                           Karl R. Sattler
                                           883 Airport Park Road, Suite A
                                           Glenn Burnie, Maryland 21061
                                           Telephone: (410) 590-3060
                                           Telecopier: (410) 590-0277

                          with copies to:

                                           Domnitz, Mawicke, Goisman &
                                           Rosenberg, S.C.
                                           1509 North Prospect Avenue
                                           Milwaukee, Wisconsin 53202
                                           Attention: Jeffrey J. Mawicke
                                           Telephone: (414) 224-0600
                                           Telecopier: (414) 224-9359

                          (ii)    if to Synagro, at the following address:

                                           Synagro Technologies, Inc.
                                           5850 San Felipe, Suite 500
                                           Houston, Texas 77057
                                           Attention: Daniel L. Shook
                                           Telephone: (713) 706-6184
                                           Telecopier: (713) 706-6181

                         with copies to:   Porter & Hedges, L.L.P.
                                           700 Louisiana, 35th Floor
                                           Houston, Texas 77002-2764
                                           Attention:  T. William Porter, Esq.
                                           Telephone: (713) 226-0600
                                           Telecopier: (713) 226-1331

                 (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

                 (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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
                 (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (f) Section References. Unless the context requires otherwise, references in this Agreement to "Sections" are to Sections of this Agreement.

                 (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT STATE.

                 (h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all the rights and privileges of the Stockholder shall be enforceable to the fullest extent permitted by law.

                 (i) Entire Agreement; Termination. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement, except the provisions of Section 11 (which shall survive until the expiration of the applicable statutes of limitations) and this Section 12, shall terminate and be of no further force or effect when all of the Common Stock delivered to the Stockholders ceases to be Registrable Common.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                             SYNAGRO TECHNOLOGIES, INC.



                                             By:
                                               --------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------





                                             ----------------------------------
                                             James A. Jalovec




                                             ----------------------------------
                                             Donald R. Hoekstra




                                             ----------------------------------
                                             Karl R. Sattler


                                     12